Exhibit 99.5

September 24, 2019

Youdao, Inc. (the “Company”)

No. 399, Wangshang Road, Binjiang District

Hangzhou 310051, People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on September 30, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Jimmy Lai
Name: Jimmy Lai